Exhibit 10.46



                               SEVERANCE AGREEMENT
                               -------------------


          SEVERANCE AGREEMENT, dated as of February 15, 1996, and effective as of December 31, 1995, among Medicon, Inc., an Illinois corporation (the "Company"), and Jack M. Korsower, M.D. ("Korsower");

          WHEREAS, Korsower was employed by the Company as a Senior Vice President of its Physician Alliance Team pursuant to that certain employment agreement (the "Employment Agreement"), dated effective as of May 1, 1995, between the Company and Korsower;

          WHEREAS, Korsower and the Company entered into a stock option agreement (the "Original Option Agreement"), dated as of November 26, 1994;

          WHEREAS, Korsower, pursuant to the letter attached hereto as Exhibit A, resigned as a Senior Vice President of the Company's Physician Alliance Team on February 15, 1996, effective as of December 31, 1995;

          WHEREAS, each of the Company and Korsower acknowledge that Korsower has received all salary and fringe benefits to which he is entitled through the date hereof; and

          WHEREAS, Korsower and the Company agree that Korsower' resignation is in the best interests of both the Company and Korsower and, in consideration thereof, the parties hereto desire to enter into this Severance Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                              EMPLOYMENT AGREEMENT
                           AND STOCK OPTION AGREEMENT
                           --------------------------

          The parties hereto agree that the Employment Agreement, the Original Option Agreement, the confidentiality agreement, the non-competition agreement and any and all other agreements (other than this Agreement, the New Option Agreement and the Note) between the parties hereto are terminated and that the provisions thereof shall be of no further force and effect. Concurrently herewith, Korsower is surrendering the Original Option Agreement for cancellation and the Company is issuing to Korsower stock options to purchase 35,000 shares of the Company's Class A Common Stock, no par value, at an exercise price of $.01 per share, pursuant to a new stock option agreement in the form of Exhibit B hereto (the "New Option Agreement").



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                                                                               2



                                    ARTICLE 2

                               SEVERANCE PAYMENTS
                               ------------------

          (a) Concurrently with the execution and delivery of this Agreement, the Company shall pay to Korsower the sum of $32,604.17 by wire transfer of immediately available funds to an account designated by Korsower. Thereafter, on May 15, 1996 or, if not a business day, the next succeeding business day, the Company shall pay to Korsower the sum of $25,000.00 and on August 15, 1996 or, if not a business day, the next succeeding business day, the Company shall pay to Korsower the sum of $15,000.00, in each case by wire transfer of immediately available funds to an account designated by Korsower.

          (b) Concurrently with the execution and delivery of this Agreement, the Company will deliver to Korsower a junior subordinated promissory note in the aggregate principal amount of $400,000.00 in the form of Exhibit C hereto (the "Note").

          (c) Korsower acknowledges and agrees that he shall be exclusively liable for the payment of all Federal, state, local and foreign income taxes that may be payable by him as a result of the payments to be made to him under this Agreement, and Medicon shall be entitled to withhold from any amounts payable under this Agreement such amounts that it determines in its sole discretion is required by law or by regulation to withhold in respect of any such payment or such greater amounts as Korsower may request. If Medicon or any of its affiliates are required at any time to pay any monies in payment of Korsower's tax obligations, including interest, penalties, and other additions, in respect of the payments made under this Agreement, Korsower agrees to indemnify and hold harmless Medicon and its affiliates for payment of any such taxes or other amounts.


                                    ARTICLE 3

                     NONCOMPETITION/NONSOLICITATION COVENANT
                     ---------------------------------------

          Korsower acknowledges that during his employment with the Company he became familiar with the Company's and its subsidiaries' trade secrets, and with other confidential information of the Company and its subsidiaries. Korsower further acknowledges that the Company would not enter into this Agreement and pay the sums specified in Article 2 hereof but for the agreements and covenants contained in this Article 3.

               (a) Therefore, Korsower agrees that during the period (the "Noncompete Period") of one year following February 15, 1996, he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in



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                                                                               3



any manner engage in any business specializing in or deriving twenty (20) percent of its revenues (but in any event not greater than $7,500,000.00) from the business of the Company or its subsidiaries, such business being diagnostic imaging management care services, diagnostic imaging practice management services, building or acquiring networks of radiology providers or radiology utilization review services, in each case within the United States.

          (b) During the Noncompete Period, Korsower shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its subsidiaries to leave the employ thereof, or in any way interfere with the relationship between the Company or any of its subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company or any of its subsidiaries at any time during the period he was employed by the Company, other than an employee whose employment with such entity was terminated by such entity, or (iii) induce or attempt to induce any customer, client, supplier, licensee, vendor, physician practice group, physician or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, client, supplier, licensee, vendor, physician practice group, physician or other business relation of the Company or any of its subsidiaries provided; however,
                                          --------  -------
that any action by a company (other than National Imaging Affiliates, Inc., Pennsylvania Radiology M.S.O. (d/b/a PARAD MS), Future Diagnostics, Inc., Radcom, Inc., Medical Imaging Network, Corning Life Sciences or any affiliates of any of the foregoing) or its agents, servants and employees that employs Korsower or in which Korsower, directly or indirectly, owns less than 5% of the equity shall not be deemed a breach of this Section 3(b) by Korsower.

          (c) If, at the time of enforcement of this Article 3 a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

          (d) In the event of a breach or a threatened breach by Korsower of any of the provisions of this Article 3, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).



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                                                                               4



                                    ARTICLE 4

                                 CONFIDENTIALITY
                                 ---------------

          Korsower acknowledges that the information, observations and data obtained by him while employed by the Company concerning the policies, procedures, current or projected financial condition, operating systems, computer software, client names, client data or business plans of the Company or any of its subsidiaries, to the extent not in the public domain ("Confidential Information"), are the property of the Company or such subsidiary. Therefore, Korsower agrees that, for a period of three (3) years from the date hereof, he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the board of directors of the Company, unless and to the extent that the aforementioned matters are or become generally known to and available for use by the members of the industry in which the Company operates other than as a result of his acts or omissions to act. Korsower shall deliver to the Company all memoranda, notes, plans, records, reports and other documents and data (and any copies thereof) relating to the Confidential Information or the business of the Company or any of its subsidiaries which he possesses or has under his control.
Notwithstanding anything herein to the contrary, (i) Confidential Information shall not include any information which at the time of disclosure and thereafter is, other than as a result of any authorized disclosure by Korsower, generally available to the public and (ii) client names shall cease to constitute Confidential Information upon the expiration of the Noncompete Period.


                                    ARTICLE 5

                     MUTUAL RELEASE AND COVENANT NOT TO SUE
                     --------------------------------------

          The parties hereto hereby fully, finally and forever waive, release and discharge, as applicable, each other, and each other's predecessors, subsidiaries, parent companies, divisions, affiliated corporations, heirs, executors, administrators, past and present officers, directors, agents, shareholders, employees, attorneys, successors and assigns and any or all of them from any and all claims, causes of action, demands, suits, costs, expenses and damages whatsoever, that they now have or hereafter may have of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether at law or in equity, arising out of or relating to the Employment Agreement, the employment by the Company of Korsower or the resignation or termination of such employment. Nothing contained in this
Article 5 shall be deemed to extinguish or restrict any of the rights, duties or obligations created by, continued by, or confirmed by the other provisions of this Agreement, the New Option Agreement or the Note.

          The parties hereto covenant that he or it, as the case may be, will not commence, maintain, participate in or be a party to any lawsuit, action, claim or cause



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                                                                               5



of action against one another in connection with, arising out of or relating to the Employment Agreement, the employment by the Company of Korsower or the resignation or termination of such employment. Nothing in this paragraph, however, shall preclude any action to enforce this Agreement, the New Option Agreement or the Note.


                                    ARTICLE 6

                                  MISCELLANEOUS
                                  -------------

               (a)  Binding upon Successors.  This Agreement shall inure to the
                    -----------------------
benefit of and be binding upon the successors and assigns of the parties hereto.

               (b)  Representation by Counsel.  Each party acknowledges that it
                    -------------------------
has been represented by independent legal counsel of its own choice through all of the negotiations which preceded the execution of this Agreement and that it has executed this Agreement with the consent and upon the advice of such independent legal counsel.

               (c)  Understanding of Agreements.  Each party acknowledges that
                    ---------------------------
it has read this Agreement and assents to all of the terms and conditions contained herein without any reservation whatsoever and that it has had the same explained by counsel, who have answered any and all questions which have been asked with regard to the meaning of any of the provisions hereof.

               (d)  Publicity; Announcements.  Except to the extent required by
                    ------------------------
law, without the prior written consent of the other parties hereto, (i) all publicity related to this Agreement and the agreements related hereto, the terms hereof and thereof and the transactions contemplated hereby and thereby shall be subject to the mutual approval of all the parties hereto, and (ii) none of the parties hereto nor anyone acting on their behalf shall issue or make any public announcement or public communication related to this Agreement or any agreement related hereto, the terms hereof or thereof or the transactions contemplated hereby or thereby. To the extent any party is required by applicable law or regulation to disclose publicly or make any public announcement of the terms of this Agreement or any agreement related hereto and the transactions contemplated hereby or thereby, such party shall, to the extent practicable, give the other parties reasonable, actual prior notice of such disclosure.

               (e)  Notices.  All notices and other communications hereunder
                    -------
shall be made in writing and shall be by telecopier, courier service or personal delivery:



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                                                                               6



                              (i)  If to the Company:

                                   Medicon, Inc.
                                   40 Skokie Boulevard
                                   Northbrook, Illinois 60062-1618
                                   Telecopier No.: 708-559-6900
                                   Attention:  Chief Executive Officer

                                   With a copy to:

                                   Paul, Weiss, Rifkind, Wharton & Garrison
                                   1285 Avenue of the Americas
                                   New York, New York 10019-6064
                                   Telecopier No.: 212-757-3990
                                   Attention:  Bruce A. Gutenplan, Esq.

                              (ii) If to Korsower:

                                   Jack M. Korsower, M.D.
                                   10812 South Glen Road
                                   Potomac, Maryland 20854
                                   Telecopier No.:

                                   With a copy to:

                                   Siskind, Grady, Rosen & Hoover, P.A.
                                   Jefferson Building
                                   Two East Fayette Street
                                   Baltimore, Maryland 21202
                                   Telecopier No.:  410-332-0269
                                   Attention:  Arvin E. Rosen, Esq.


               (f)  Entire Agreement; Modifications.  This Agreement, the Note
                    -------------------------------
and the New Option Agreement contain the entire agreement among the parties with respect to the subject matter hereof, and such agreements supersede all prior agreements, written or oral, whether binding or non-binding, among any of the parties hereto, with respect to the subject matter hereof. No representations, warranties or inducements have been made to the parties hereto or their counsel concerning this Agreement and the agreements related hereto other than those representations, warranties and covenants contained herein and in the agreements related hereto. No waiver, modification or amendment of the terms of this Agreement shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth. Any failure by any party to insist upon the strict performance by any other party of any of the provisions of this Agreement shall not be deemed a waiver of any of the provisions hereof or thereof, and such party,



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                                                                               7


notwithstanding such failure shall have the right thereafter to insist upon the strict performance of any and all of the provisions hereof or thereof to be performed by such other party.

               (g)  No Disparagement or Denigration.  Korsower covenants and
                    -------------------------------
agrees that, after the date of this Agreement, he shall not, and will take reasonable steps to cause each of his affiliates not to, take any action or make any statement, whether or not in writing, that disparages or denigrates the Company or its affiliates, agents, employees, officers or directors (including, without limitation, by way of news interview or the expression of personal views, opinions or judgments to the news media); and Medicon covenants and agrees that, after the date of this Agreement, it shall not, and Medicon will take reasonable steps to cause each, of its agents, employees, officers or directors and all affiliates of Medicon not to take any action or make any statement, whether or not in writing, that disparages or denigrates Korsower (including, without limitation, by way of news interview or the expression of personal views, opinions or judgments to the news media); provided; however,
                                                          --------  -------
that if Korsower or Medicon violates any provision of this Section (g), the other shall be relieved of his or its obligations under this Section 6(g) to the extent necessary to respond to such violation.

               (h)  Office Equipment and Credit Cards.  On the date hereof,
                    ---------------------------------
Korsower shall return the fax machine, computer and all other office equipment and property of the Company. On the date hereof, all telephone and other accounts being paid by the Company on Korsower's behalf, shall be terminated and all company credits cards shall be returned to the Company and shall be canceled. To the extent any charges are made by Korsower using company accounts or credit cards after the date hereof, such charges will be solely Korsower's responsibility.

               (i)  Headings.  The headings contained in this Agreement are
                    --------
inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

               (j)  Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of Illinois, without regard to the principles of the conflicts of law of such State.

               (k)  Remedies.  Unless Korsower is alleged to have breached the
                    --------
terms of this Agreement by reason of involvement or affiliation with any of the entities referred to in the proviso to Article 3(b), the Company shall not be entitled to a cessation of payments or offset of payments due under the Note or pursuant to Article 2(a).



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                                                                               8


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.



                                             _______________________________
                                                       Jack M. Korsower, M.D.



                                             MEDICON, INC.



                                             By: __________________________
                                                 Name: Carl R. Adkins, M.D.
                                                 Title: Chief Executive Officer